EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-107253 on Form S-8 of AptarGroup, Inc., of our report dated June 27, 2008, appearing in this Annual Report on Form 11-K of the AptarGroup, Inc. Profit Sharing and Savings Plan for the year ended December 31, 2007

/s/ Crowe Chizek and Company LLC Crowe Chizek and Company LLC
Oak Brook, Illinois
June 27, 2008